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                                                                    Exhibit 10.3

                        SETTLEMENT AND RELEASE AGREEMENT


         THIS SETTLEMENT AND RELEASE AGREEMENT is made as of the 30th day of June, 1999, by and between LAHAINA ACQUISITIONS, INC., a Colorado corporation ("Lahaina"), and SHERRY KLEIN, a resident of the State of Florida and the owner and operator of the real estate brokerage doing business under the trade name "Klein Real Estate Services" ("Klein"). Capitalized terms not defined herein have the meanings set forth in that certain Purchase and Sale Agreement dated March 1, 1999 by and between Lahaina, Klein and Klein Real Estate Services (the "Purchase and Sale Agreement").

                              W I T N E S S E T H:

         WHEREAS, Lahaina is a party to that certain Agreement and Plan of Merger dated June __, 1999 (the "Agreement") between Lahaina, LAHA 1, Inc. ("LAHA 1"), Accent Real Estate Group, Inc. ("Accent"), Mongoose Investments, LLC ("Mongoose"), the Beneficial Owners and the Shareholders (as defined in the Agreement) pursuant to which LAHA 1, a wholly-owned subsidiary of Lahaina, shall merge with and into Accent;

         WHEREAS, Lahaina has agreed to enter into this Settlement and Release Agreement as a condition to closing of the Agreement;

         WHEREAS, Lahaina is willing to terminate its interest in the Assets pursuant to the Purchase and Sale Agreement, on all terms and conditions set forth herein, so as to induce Accent to merge with Lahaina pursuant to the Agreement and Plan of Merger;

         NOW, THEREFORE, for and in consideration of the premises and covenants and mutual agreements contained herein, the parties hereto agree as follows:

         1. Klein hereby agrees to terminate the Purchase and Sale Agreement and any and all agreements related thereto, contemplated thereof, or in connection therewith, which hereby is of no further force and effect, and release and discharge any claims or demands she (or any entity with which she is in any way affiliated), now has or ever may have against Lahaina arising in connection with the Purchase and Sale Agreement or related transactions, including, but not limited to, any and all employment or consulting agreements or understandings entered into with Lahaina in connection with or contemplated by the Purchase and Sale Agreement.

         2. In consideration of Klein's agreements in Section 1 above, Lahaina agrees (a) to pay Klein $30,000 in full settlement of any and all obligations, except


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that Lahaina shall pay any unpaid but owed prior incidental expenses incurred by
Klein through the operation of Klein Real Estate Services from April 1, 1999 to the date of this Agreement and (b) to allow Klein to retain the 20,000 shares of Lahaina no par value per share Common Stock issued to Klein in payment of the Purchase Price.

         3. This Agreement shall be governed by the laws of the State of Georgia This Agreement may be executed in one or more counterparts, each of which may be considered an original and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first written above.

                                       LAHAINA ACQUISITIONS, INC.


                                       By: /s/ Richard P. Smyth
                                          --------------------------------------
                                                Richard P. Smyth
                                                Chief Executive Officer



Sworn to and subscribed                 /s/ Sherry Klein              (Seal)
before me this ____ day of             ------------------------------
------, -----.                         Sherry Klein


 /s/ Barbara S. Johns
------------------------------------
Notary Public

My Commission Expires: June 30, 1999
------------------------------------



CONSENTED AND AGREED TO BY:

------------------------------------
L. Scott Demerau



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